Exhibit 2.2

FIRST AMENDMENT TO

AGREEMENT AND PLAN OF REORGANIZATION

by and among

BUCKHEAD COMMUNITY BANCORP, INC.,

THE BUCKHEAD COMMUNITY BANK,

ALLIED BANCSHARES, INC.,

and

FIRST NATIONAL BANK OF FORSYTH COUNTY

THIS FIRST AMENDMENT, is entered into as of August 15, 2007 (the “Amendment”), to the Agreement and Plan of Reorganization, dated as of March 1, 2007 (the “Agreement”), by and among Buckhead Community Bancorp, Inc., a Georgia corporation (“Buckhead”), The Buckhead Community Bank, a Georgia state banking corporation, Allied Bancshares, Inc., a Georgia corporation (“Allied”), and First National Bank of Forsyth County, a national banking association (“FNB Forsyth”), collectively referred to as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Parties wish to amend the terms of the Agreement to provide a later date by which the satisfaction of the closing conditions for the transactions contemplated by the Agreement may occur;

NOW, THEREFORE, for and in consideration of the premises, the mutual agreements contained herein and in the Agreement, and other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledge, the parties hereby agree as follows:

1. Extension of Closing Conditions. Article 10.1(d) of the Agreement is hereby amended by deleting the date “October 1, 2007” where it appears and replacing the date with “December 22, 2007.”

2. Agreement to Remain in Full Force. All of the terms of the Agreement, as amended hereby, shall remain and continue in full force and effect and are hereby confirmed, as so amended in all respects.

3. Counterparts. This Amendment may be executed in any number of counterparts and by the Parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts taken together shall constitute but one and the same instrument.

[signatures on the following page]

IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written and the undersigned Parties by placing their signatures hereto agree to and adopt the terms hereof.

BUCKHEAD COMMUNITY BANCORP, INC.

By:	/s/ Marvin Cosgray
Name:	Marvin Cosgray
Title:	President and Chief Executive Officer

THE BUCKHEAD COMMUNITY BANK, INC.

By:	/s/ Marvin Cosgray
Name:	Marvin Cosgray
Title:	President and Chief Executive Officer

ALLIED BANCSHARES, INC.

By:	/s/ Andrew K. Walker
Name:	Andrew K. Walker
Title:	President and Chief Executive Officer

FIRST NATIONAL BANK OF FORSYTH COUNTY

By:	/s/ Andrew K. Walker
Name:	Andrew K. Walker
Title:	Chief Executive Officer